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                                                                    Exhibit 23.2
                                                                    ------------



                         Consent of Independent Auditors
                         -------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-81044, 333-19753 and 333-74197) and Form S-3 (No. 333-95361)
of Electric Fuel Corporation of our report dated February 26, 1999 relating to the consolidated balance sheets of Electric Fuel Corporation as of December 31, 1998 and 1997 and the related consolidated statements of loss, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 which report appears in the December 31, 1998 Annual Report on Form 10-K of Electric Fuel Corporation.


                                    /s/ Kesselman & Kesselman
                                    ---------------------------
                                           Kesselman & Kesselman
                                    Certified Public Accountants (Israel)



Jerusalem, Israel
March 14, 2000